UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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Russell Investment Company

(Name of Registrant As Specified In Its Charter)

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RUSSELL INVESTMENT COMPANY

1301 Second Avenue

18th Floor

Seattle, WA 98101

July 21, 2016

RUSSELL STRATEGIC BOND FUND

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

REGARDING A RECENT MONEY MANAGER CHANGE

An Information Statement regarding a recent money manager change related to the Russell Strategic Bond Fund (the “Fund”), a series of Russell Investment Company (“RIC”), is available for your review. This Notice presents only an overview of the more complete Information Statement that is available to you on the internet or by mail. We encourage you to access and review all of the important information contained in the Information Statement.

The Fund is not soliciting proxy or consent authority, but is furnishing an Information Statement pursuant to Rule 14a-16 and 14c-2 under the Securities Exchange Act of 1934, as amended.

The Information Statement details a recent money manager change related to the Fund. Specifically, the Board of Trustees of RIC (the “Board”) has approved the selection of Western Asset Management Company and Western Asset Management Company Limited (together, “Western”) and Pareto Investment Management Limited (“PIML”) to serve as new money managers to the Fund. At the same time, the Board approved the termination of Principal Global Investors and Wellington Management Company LLP as money managers to the Fund. These changes became effective on May 24, 2016.

RIC’s investment adviser is Russell Investment Management, LLC (“RIM”). The Information Statement is being provided to you in lieu of a proxy statement pursuant to the terms of an exemptive order granted to RIM and RIC by the Securities and Exchange Commission. The order permits RIM to hire a money manager at any time, subject to the approval of the Fund’s Board, without a shareholder vote. Shareholders of the Fund must be provided with specified information within 90 days of the hiring of any new money manager. The order allows the Fund, in lieu of physical delivery of the Information Statement, to make the Information Statement available online.

The full Information Statement will be available on RIC’s website at http://hosted.rightprospectus.com/Russell/ until at least 90 days after this notice was sent to you. A paper or email copy of the full Information Statement or other Fund related information may be obtained, without charge, by calling 1-800-787-7354 or emailing service@russellinvestments.com.

If you want to receive more information regarding this recent money manager change, you may request a paper or email copy of the Information Statement per the instructions above. You must request a paper copy of the Information Statement by the 90th day after this notice was sent to you in order to receive timely delivery.

There is no charge to you for requesting a copy.

RUSSELL INVESTMENT COMPANY

1301 Second Avenue

Seattle, Washington 98101

July 21, 2016

To Shareholders of the Russell Strategic Bond Fund (the “Fund”):

Enclosed is an Information Statement of Russell Investment Company (“RIC”) that details a recent money manager change related to the Fund. Specifically, the Board of Trustees of RIC (the “Board”) has approved the selection of Western Asset Management Company and Western Asset Management Company Limited (together, “Western”) and Pareto Investment Management Limited (“PIML”) to serve as new money managers to the Fund. At the same time, the Board approved the termination of Wellington Management Company LLP and Principal Global Investors as money managers to the Fund. These changes became effective on May 24, 2016.

The attached Information Statement provides information about Western and PIML, the new portfolio management contracts with Western and PIML and the Board’s considerations in approving the new portfolio management contracts.

Please note that the Fund is not required to obtain shareholder approval for this money manager change. We are not asking you for a proxy and you are requested not to send us a proxy.

If you have any questions regarding the Information Statement, please call 1-800-787-7354. A paper or email copy of the attached Information Statement may be obtained, without charge, by calling 1-800-787-7354.

Sincerely,

Jessica Gates
Assistant Secretary
Russell Investment Company

RUSSELL INVESTMENT COMPANY

1301 Second Avenue

Seattle, Washington 98101

INFORMATION STATEMENT

RUSSELL STRATEGIC BOND FUND

Under the terms of an exemptive order (the “Order”) issued by the Securities and Exchange Commission (“SEC”), this document is an Information Statement and is being furnished to shareholders of the Russell Strategic Bond Fund (the “Fund”), a series of Russell Investment Company (“RIC”). Russell Investment Management, LLC (“RIM”) serves as the investment adviser of the Fund.

The Fund allocates most of its assets among multiple money managers unaffiliated with RIM. Assets not allocated to money managers are managed by RIM. RIM, as the Fund’s adviser, may change the allocation of the Fund’s assets at any time. The Order permits RIM to hire a money manager at any time, subject to the approval of the Board of Trustees of RIC (the “Board”), without a shareholder vote. Pursuant to the terms of the Order, the Fund is required to notify its shareholders within 90 days of when a new money manager is hired for the Fund.

Change of Money Manager

On May 24, 2016, the Board authorized the signing of a portfolio management contract to engage each of Western Asset Management Company and Western Asset Management Company Limited (together, “Western”) and Pareto Investment Management Limited (“PIML”) to manage the investment and reinvestment of a portion of the assets of the Fund assigned to them by RIM. On that same date, the Board also authorized the termination of a similar portfolio management contract with each of Wellington Management Company LLP (“Wellington”) and Principal Global Investors (“Principal”). On June 7, 2016, the portfolio management contract with each of Wellington and Principal was terminated.

Portfolio Management Contract

Effective May 24, 2016, RIM, as fiduciary for RIC, entered into a new portfolio management contract with each of Western and PIML. Each contract will continue until August 31, 2017. Thereafter, each contract will continue in effect for successive annual periods if its continuance has been specifically approved at least annually by RIC’s Board, including the affirmative vote of a majority of the Trustees who are not parties to the contract, or “interested persons” (as defined in the Investment Company Act of 1940) of any such party, cast in person at a meeting called for the purpose of considering such approval. Each contract is automatically terminated if assigned. Each contract may be terminated without payment of any penalty by RIM or RIC immediately upon written notice to Western or PIML and by Western or PIML upon 30 days’ written notice to RIM.

Board Approval of Portfolio Management Contract

In evaluating the portfolio management contract with each of Western and PIML, the Board considered that the Fund, in employing a manager-of-managers method of investment, operates in a manner that is distinctly different from most other investment companies. In the case of most other investment companies, an advisory fee is paid by the investment company to its adviser which in turn, employs and compensates individual portfolio managers to make specific securities selections consistent with the adviser’s style and investment philosophy. In the case of the Fund, an advisory fee is paid by the Fund to RIM which in turn compensates the money manager firms hired to make specific securities selections.

The Board considered that RIM (rather than any money manager) is responsible under the investment advisory agreement for determining, implementing and maintaining the investment program for the Fund. Assets of the Fund generally have been allocated among the multiple money managers.

RIM is responsible for selecting, subject to Board approval, money managers for the Fund and for actively managing allocations and reallocations of assets among the money managers. The Board has been advised that RIM’s goal is to construct and manage diversified portfolios in a risk aware manner. Each money manager for the Fund in effect performs the function of an individual portfolio manager who is responsible for selecting portfolio securities for the portion of the Fund assigned to it by RIM (each, a ‘‘segment’’) in accordance with the Fund’s applicable investment objective, policies and restrictions, any constraints placed by RIM upon its selection of portfolio securities and the money manager’s specified role in the Fund. RIM is responsible for communicating performance expectations to each money manager; supervising compliance by each money manager with the Fund’s investment objective and policies; authorizing money managers to engage in certain investment strategies for the Fund; and recommending annually to the Board whether portfolio management contracts should be renewed, modified or terminated. In addition to its annual recommendation as to the renewal, modification or termination of portfolio management contracts, RIM is responsible for recommending to the Board the additions of new money managers or terminations or replacements of existing money managers at any time when, based on RIM’s research and ongoing review and analysis, such actions are appropriate. RIM may impose specific investment constraints from time to time for each money manager intended to capitalize on the strengths of that money manager or to coordinate the investment activities of money managers for the Fund in a complementary manner. Therefore, RIM’s selection of money managers is made not only on the basis of performance considerations but also on anticipated compatibility with other money managers in the Fund. In light of the foregoing, the overall performance of the Fund over appropriate periods reflects, in great part, the performance of RIM in designing the Fund’s investment program, structuring the Fund, selecting an effective money manager with a particular investment style or sub-style for a segment that is complementary to the styles of the money managers of other Fund segments, and allocating assets among the money managers in a manner designed to achieve the objectives of the Fund.

The Board considered that the prospectus for the Fund and other public disclosures emphasize to investors RIM’s role as the principal investment manager for the Fund, rather than the investment selection role of the Fund’s money managers, and describe the manner in which the Fund operates so that investors may take that information into account when deciding to purchase shares of the Fund.

At a meeting held on May 24, 2016, the Board received a proposal from RIM to approve a new portfolio management contract between RIM and each of Western and PIML. The Trustees approved the terms of the proposed portfolio management contract with each of Western and PIML based upon RIM’s recommendation to hire the money manager at the proposed fee rate; information as to the reason for the proposed change; information as to the money manager’s role in the management of the Fund’s investment portfolio (including the amount of Fund assets to be allocated to the money manager) and RIM’s evaluation of the anticipated quality of the investment advisory services to be provided by the money manager; information as to any significant business relationships between the money manager and RIM or Russell Investments Financial Services, LLC (“RIFIS”), the Fund’s underwriter; the Fund’s Chief Compliance Officer’s evaluation of the money manager’s compliance program, policies and procedures and certification that they were consistent with applicable legal standards; RIM’s explanation as to the lack of relevance of money manager profitability to the evaluation of portfolio management contracts with money managers because the willingness of the money manager to serve in such capacity depends upon arm’s-length negotiations with RIM; RIM’s awareness of the standard fee rates charged by the money manager to other clients; RIM’s belief that the proposed investment advisory fees would be reasonable in light of the anticipated quality of investment advisory services to be rendered; and the expected costs of transitioning Fund assets. The Trustees considered information provided by RIM that, based on Fund assets of approximately $5.7 billion (as of February 2016), the proposed changes would decrease by approximately $201,042 the aggregate money manager fees to be paid by RIM from its investment advisory fee as a result of the engagement of the money manager and, as a result, increase its profitability from its relationship with the Fund. The Trustees’ approval also reflected their findings at prior meetings, including their July 29, 2014 meeting, where the Fund’s existing advisory agreement with RIM was approved, and their December 16, 2015 meeting, where a new advisory agreement with RIM was approved for a two-year period following a change in control of RIM, as well as information received throughout the course of the year, regarding the reasonableness of the aggregate investment advisory fees paid by the Fund, and the fact that the aggregate investment advisory fees paid by the Fund would not increase as a result of the implementation of the proposed money manager changes because the money manager’s investment advisory fees are paid by RIM.

Compensation

Under its advisory agreement with RIC, RIM receives an advisory fee from the Fund for its services. From its advisory fee, RIM, as agent for RIC, pays all Fund money managers for their investment selection services. The remainder of the fee is retained by RIM as compensation for its services and to pay expenses. Quarterly, each Fund money manager, including Western and PIML, is paid a pro rata portion of its annual fee, based on the monthly average of all the assets allocated to it. The annual rate of the advisory fees payable by the Fund to RIM as a percentage of the average daily net assets of the Fund is 0.50% (estimated to be $34,224,486 based on an assumed average asset level of $6,844,897,223 for the twelve months ended October 31, 2015, RIC’s fiscal year end). Prior to the changes described herein, the aggregate annual rate of the advisory fees payable by RIM to the Fund’s money managers was approximately 0.08% (estimated to be $5,475,918 based on the same asset level). Giving effect to the changes described in this notice including any changes to the target allocation of Fund assets among the Fund’s money managers and RIM, as applicable, the aggregate annual advisory fee payable by RIM to the Fund’s money managers would have been approximately 0.07% (estimated to have been $4,791,428 based on the same asset level). Because the money managers’ investment advisory fees are paid by RIM, the aggregate investment advisory fees paid by the Fund to RIM will not increase as a result of the changes described herein.

For the most recently completed fiscal year, the Fund paid no aggregate commissions to brokers affiliated with Western or PIML.

The money managers may use brokerage commissions to pay for soft dollar research services. Any such use will be in accordance with Section 28(e) of the Securities Exchange Act of 1934.

Similar Investment Advisory Relationships

Western acts as an investment adviser to other registered U.S. investment companies with investment objectives similar to those of the Fund.

Fund Name	Assets as of 3/31/2016 (in millions)
Guidestone Medium-Duration Bond Fund	$354.8
MassMutual Select Strategic Bond Fund	$302.6
CGCM Core Fixed Income Investments	$223.7
Pacific Funds Series Trust PF Managed Bond Fund	$252.8
Pacific Select Fund Diversified Bond Portfolio	$3,581.1
AST Western Asset Core Plus Bond Portfolio	$2,916.2
SEI Catholic Values Trust Catholic Values Fixed Income Fund	$45.1
SIMT Core Fixed Income Fund	$589.2

PIML does not act as an investment adviser to other registered U.S. investment companies with investment objectives similar to those of the Fund.

Additional Information About Western and PIML

Western Asset Management Company, 385 East Colorado Blvd., Pasadena, CA 91101, and Western Asset Management Company Limited, 10 Exchange Square, Primrose Street, London EC2A2EN, are each wholly-owned subsidiaries of Legg Mason, Inc., 100 International Drive, Baltimore, MD 21202-1099, a publicly traded company.

The names and principal occupations of the principal executive officers and each director or general partner of Western Asset Management Company, all located at 385 East Colorado Blvd., Pasadena, CA, are listed below.

Name	Principal Occupation/Title
James Hirschmann	Director, Chief Executive Officer and President
Bruce Alberts	Chief Financial Officer
S. Kenneth Leech	Chief Investment Officer
Michael Buchanan	Deputy Chief Investment Officer
Jennifer Williams Murphy	Director and Chief Operating Officer
Marzo Bernardi	Director of Client Service and Marketing
John Kenney	Non-Employee Director
Peter Nachtwey	Non-Employee Director
Thomas Merchant	Non-Employee Director

The names and principal occupations of the principal executive officers and each director or general partner of Western Asset Management Company Limited, all located at 10 Exchange Square, Primrose Street, London EC2A2EN, are listed below.

Name	Principal Occupation/Title
James Hirschmann	Director, Chief Executive Officer and President
Bruce Alberts	Chief Financial Officer
S. Kenneth Leech	Chief Investment Officer
Michael Buchanan	Deputy Chief Investment Officer
Jennifer Williams Murphy	Director and Chief Operating Officer
Marzo Bernardi	Director of Client Service and Marketing
Thomas Merchant	Non-Executive Director
Charles Ruys de Perez	Executive Director, Head of Legal & Compliance
Michael B. Zelouf	Chairman and Executive Director, Head of London Operations

Pareto Investment Management Limited, BNY Mellon Centre, 160 Queen Victoria Street, London UK EC4V FLA, is a wholly-owned subsidiary of The Bank of New York Mellon Corporation, 225 Liberty Street, New York, NY 10286, a publicly traded company.

The names and principal occupations of the principal executive officers and each director or general partner of PIML, all located at 160 Queen Victoria Street, London UK EC4V FLA, are listed below.

Name	Principal Occupation/Title
Mitchell Harris	Chairman of the Board
Abdallah Nauphal	Executive Director of the Board, Chief Executive Officer, Chief Investment Officer, Investments
Philip Anker	Executive Director of the Board, Global Head of Distribution
Charles Farqharson	Executive Director of the Board, Chief Risk Officer
Andrew Giles	Executive Director of the Board, Chief Investment Officer, Solutions
Antul Manek	Executive Director of the Board, Chief Financial Officer and Chief Operating Officer
Eric Anstee	Non-Executive Director of the Board
Greg Brisk	Non-Executive Director of the Board
Sir Brian Ivory	Non-Executive Director of the Board

No officers or trustees of RIC are officers, employees, directors, general partners or shareholders of Western or PIML. In addition, since the beginning of RIC’s most recently completed fiscal year, no trustee of RIC has had, directly or indirectly, a material interest in any transaction or material proposed transaction to which Western or PIML, its parent entity or subsidiaries or any subsidiaries of the parent of any such entities, was or is to be a party. Since the beginning of RIC’s most recently completed fiscal year, none of the Trustees purchased or sold securities of Western or PIML or its parent or subsidiaries.

Related Information

Russell Investment Management, LLC, 1301 Second Avenue, 18th Floor, Seattle, WA 98101, provides or oversees the provision of all investment advisory and portfolio management services for the Fund.

Russell Investments Financial Services, LLC, 1301 Second Avenue, 18th Floor, Seattle, WA 98101, a wholly-owned subsidiary of RIM, is the principal distributor of Fund shares.

Russell Investments Fund Services, LLC, 1301 Second Avenue, 18th Floor, Seattle, WA 98101, a wholly-owned subsidiary of RIM, is the administrator of the Fund.

Additional Information

As permitted by law, only one copy of this Information Statement is being delivered to shareholders residing at the same address, unless such shareholders have notified RIC of their desire to receive multiple copies of the Information Statements RIC sends. If you would like to receive an additional copy, please contact RIC by calling 1-800-787-7354 or writing to 1301 Second Avenue, 18th Floor, Seattle, WA 98101. RIC will then promptly deliver a separate copy of the Information Statements to any shareholder residing at an address to which only one copy was mailed. Shareholders wishing to receive separate copies of RIC’s Information Statements in the future, and shareholders sharing an address that wish to receive a single copy if they are receiving multiple copies should also direct requests as indicated.

If you have any questions about the changes described in this Information Statement or if you wish to obtain a copy of the Fund’s annual or semiannual reports to shareholders at no charge, please contact your Russell Investments authorized financial intermediary or RIC, at 1301 Second Avenue, 18th Floor, Seattle, WA 98101 or 1-800-787-7354.